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                                                                  EXHIBIT 10.5

                                     ALLONGE
                                       TO
                                 PROMISSORY NOTE


            This Allonge dated as of July 13, 2000 is attached to and forms a part of that certain Promissory Note dated May 5, 2000 (the "Note") in the original principal amount of $5,000,000 issued by eFAX.com, a Delaware corporation ("Borrower") in favor of JFAX.COM, Inc. ("Lender").

            The Note is hereby amended by changing the definition of "Maturity Date" in the first sentence thereof by:

            (A) deleting the phrase "on the later of (i) August 31, 2000 and
(ii) the date which is sixty (60) days following the date, if any, upon which the Lender terminates merger discussions with Borrower (other than following a breach by Borrower of its obligations under the letter of intent, dated as of April 5, 2000, between Borrower and Lender) prior to the execution of a definitive merger agreement or upon which any such definitive merger agreement is terminated as a result of a failure to obtain approval of the Lender's shareholders or as a result of a material breach by the Lender thereunder (the "Maturity Date")" and

            (B) replacing such phrase with the following: " on the later of (i) October 31, 2000 and (ii) the date which is sixty (60) days following the date, if any, upon which the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") between and among the Borrower, Lender and JFAX.COM Merger Sub, Inc. is terminated as a result of a failure to obtain approval of Lender's shareholders or as a result of a material breach by Lender thereunder (the "Maturity Date"); provided, however, that upon a "Borrower Merger Failure" (as hereinafter defined), the Maturity Date shall be immediately accelerated to the later of (x) August 31, 2000 and (y) the date upon which such Borrower Merger Failure occurs (a "Borrower Merger Failure" shall be deemed to occur in the event that any of the events described in Section 8.4(a) of the Merger Agreement occurs or in the event that Borrower's shareholders fail to approve the proposed merger)."

            Except as amended hereby, the Note remains unchanged and in full force and effect.

                                    eFAX.com



                                    By /s/ TODD J. KENCK
                                      ----------------------------



                                    Approved and Accepted:

                                    JFAX.COM, Inc.



                                    By /s/ STEVEN J. HAMERSLAG
                                      ----------------------------

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                                                                    EXHIBIT 10.4


                     FIRST AMENDMENT TO TERM LOAN AGREEMENT


            This First Amendment to Term Loan Agreement dated as of July 13, 2000 ("First Amendment") is entered into by and between eFAX.com, a Delaware corporation ("Company") and JFAX.COM, Inc., a Delaware corporation ("Lender").

                                    RECITALS

            A. The Company and Lender are parties to that certain Term Loan Agreement, dated May 5, 2000 (the "Loan Agreement").

            B. The Company and Lender wish to modify the Loan Agreement in certain respects as set forth herein.

            NOW, THEREFORE, it is agreed:

            1. Paragraph 2 of the Loan Agreement shall be amended to read in its entirety as follows:

            "2. The Note. The obligation to repay the Loan shall be evidenced by the Company's promissory note (the "Note") in substantially the form of Exhibit A attached hereto, dated the date of the first Installment, payable to the order of the Lender in full, on the Maturity Date (as defined herein). As used in this Loan Agreement, "Maturity Date" shall mean the later of (i) October 31, 2000 and
(ii) the date which is sixty (60) days following the date, if any, upon which the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") between and among the Company, Lender and JFAX.COM Merger Sub, Inc. is terminated as a result of a failure to obtain approval of Lender's shareholders or as a result of a material breach by Lender thereunder; provided, however, that upon a "Borrower Merger Failure" (as hereinafter defined), the Maturity Date shall be immediately accelerated to the later of (x) August 31, 2000 and (y) the date upon which such Borrower Merger Failure occurs (a "Borrower Merger Failure" shall be deemed to occur in the event that any of the events described in Section 8.4(a) of the Merger Agreement occurs or in the event that Borrower's shareholders fail to approve the proposed merger). The principal balance with respect to each Installment of the loan shall bear interest from the Installment Funding Date or Delayed Installment Funding Date, as the case may be, with respect to such Installment until the entire principal balance with respect to such Installment has been repaid in full, payable in arrears on the Maturity Date, at a rate per annum (based on a 365 day year for the actual number of days elapsed) equal to the lesser of 13% and the maximum rate allowable under



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applicable law. Interest shall be calculated based on a 360 day year, but for the actual number of days elapsed in each calendar month. The Lender may record the amount of each Installment and the amount of prepayments, if any, of the loan and similar information on a schedule attached to or otherwise made a part of the Note. Information so recorded by the Lender shall be conclusive and binding on the Company in the absence of manifest error. No failure to enter or delay in entering such records shall impair the Company's obligations under the Note or this Loan Agreement."

            2. This Amendment is limited as specified and shall not constitute a modification, acceptance, or waiver of any other provision of the Loan Agreement or any other document related thereto.

            3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            4. This Amendment and the rights and obligations of the parties hereunder shall be governed by the laws of the State of California, both in interpretation and performance.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.



                                                   eFAX.com



                                                   By /s/ Todd J. Kenck
                                                     ---------------------------


                                                   JFAX.COM, Inc.



                                                   By /s/ Steven J. Hamerslag
                                                     ---------------------------



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